                  Volkswagen Credit Auto Master Trust 1996-1

-------------------------------------------------------------------------------

                Distribution Date Statement: November 16, 1998

a.   Aggregate Amount of Collections                          $296,466,789.31
     Aggregate Amount of Interest Collections                   $3,638,076.14
     Aggregate Amount of Principal Collections                $292,828,713.17
     Investment Proceeds                                                $0.00

b.   Series Allocation Percentage                                     100.00%
     Floating Allocation Percentage                                    80.06%
     Fixed Allocation Percentage                                          N/A

c.   Total Amount Distributed on Series 1996-1                  $1,856,196.67

d.   Amount of Such Distribution Allocable to
     Principal on 1996-1                                                $0.00

e.   Amount of Such Distribution Allocable to
     Interest on 1996-1                                         $1,856,196.67

f.   Investor Default Amount                                            $0.00

g.   Draw Amount                                                        $0.00

h.   Investor Charge Offs                                               $0.00
     Amounts of Reimbursements                                          $0.00

i.   Monthly Servicing Fee                                              1.00%

j.   Expected Controlled Distribution Amount                            $0.00

k.   Invested Amount                                          $375,000,000.00

l.   Pool Factor                                                      100.00%

m.   Available Subordinated Amount                             $64,895,745.30

n.   Reserve Fund Balance                                       $1,875,000.00

o.   Principal Funding Account Balance                                  $0.00
     Yield Supplement Account Balance                           $1,875,000.00

VW CREDIT, INC. -- SERVICER                                             Page 1
12-November-98

                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                          Monthly Servicer Report Input and Summary Page
                                          ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                               From                       To                   Days
Current Interest Period                                                      10/15/98                  11/15/98                 32
Series Allocation Percentage                                                                  100.00%

Initial Principal Balance                                                             $375,000,000.00
Outstanding Principal Balance                                                         $375,000,000.00
Principal Balance of Receivables for Determination Date                               $482,490,150.11
Amount Invested in Receivables on Series Issuance Date                                $375,000,000.00
Initial Invested Amount                                                               $375,000,000.00
Invested Amount at the Beginning of Period                                            $370,679,848.79
Invested Amount                                                                       $375,000,000.00
Required Subordinated Amount                                                           $64,895,745.30
Excess Funded Amount                                                                            $0.00

Available Subordinated Amount (previous period)                                        $99,624,501.77
Incremental Subordinated Amount (previous period)                                      $24,515,296.57

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                                                $1,875,000.00
Yield Supplement Account Beginning Balance                                              $1,875,000.00
Yield Supplement Account Required Amount                                                $1,875,000.00

Reserve Fund Initial Deposit                                                            $1,875,000.00
Reserve Fund Required Amount                                                            $1,875,000.00
Reserve Fund Beginning Balance                                                          $1,875,000.00

Outstanding Carryover Amount - Beginning Balance                                                $0.00
Yield Supplement Account Draw Amount                                                            $0.00
Outstanding Carryover Amount - Ending Balance                                                   $0.00
Yield Supplement Account Balance - Ending Balance                                       $1,875,000.00
Yield Supplement Account Required Deposit Amount                                                $0.00

Reserve Fund Draw Amount                                                                        $0.00
Reserve Fund Ending Balance                                                             $1,875,000.00
Reserve Fund Required Deposit Amount                                                            $0.00

1-month LIBOR Rate (annualized)                                                            5.4085900%
Certificate Coupon (annualized)                                                            5.5685900%
Prime Rate (annualized)                                                                    8.2500000%
Servicing Fee Rate (annualized)                                                                1.000%
Excess Spread                                                                              1.8414100%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                               $462,976,603.43
Pool Balance at the Ending of Period                                                  $478,525,790.85
Average Aggregate Principal Balance                                                   $470,751,197.14

Aggregate Principal Collections                                                       $292,828,713.17
New Principal Receivables                                                             $308,377,900.59
Receivables Added for Additional Accounts                                                       $0.00
Investor Default Amount                                                                         $0.00
Net Losses                                                                                      $0.00
Monthly Interest Accrued, but not Paid                                                          $0.00
Ineligible Receivables                                                                          $0.00
Ineligible Receivables in Prior Collection Period                                               $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                                      $0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                                           $0.00
Spread Over Prime for Portfolio                                                                 0.16%
Weighted Average Interest Rate                                                                  8.41%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                                      0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                                      $36,974,140.88
Used Vehicle Percentage                                                                        7.727%
Used Vehicle Percentage During Last Collection Period                                          7.548%
Early Amortization Event?                                                                          NO
Largest Dealer or Dealer Affiliation Balance                                           $15,576,666.34
Largest Dealer Percentage                                                                      3.364%

Aggregate Principal Amount of Receivables of Dealers over 2%                           $12,644,281.11
Aggregate % Principal Amount of Receivables of Dealers over 2%                                 2.642%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                                       $296,466,789.31
Aggregate Amount of Interest Collections                                                $3,638,076.14
Investment Proceeds                                                                             $0.00
Aggregate Amount of Principal Collections                                             $292,828,713.17
Asset Receivables Rate                                                                         7.762%
Use Asset Receivables Rate?                                                                        NO
Carryover Amount (this Distribution Date)                                                         N/A
Total Carryover Amount                                                                            N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                                           62.20%
Previous Collection Period Monthly Payment Rate                                                66.16%
Monthly Payment Rate 3 months ago                                                              62.05%
3-month Average Payment Rate                                                                   63.47%
12-month Minimum Payment Rate                                                                  62.05%
Early Amortization Event?                                                                          NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                                          YES
Last Day of Revolving Period                                                                      N/A
Invested Amount as of Last Day of Revolving Period                                                N/A
Accumulation Period Length (months)                                                               N/A
First Accumulation Date                                                              TO BE DETERMINED
Expected Final Payment Date                                                                       N/A
Required Participation Percentage                                                               4.00%
Principal Funding Account Balance                                                               $0.00
Principal Payment Amount                                                                        $0.00
Controlled Deposit Amount                                                                       $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                                                     $1,856,196.67
ii.   Monthly Servicing Fee Distribution                                                  $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                                                  $0.00
iv.   Investor Default Amount Distribution                                                      $0.00
v.    Outstanding Carryover Amount Distribution                                                 $0.00
vi.   Yield Supplement Account Deposit Amount Distribution                                      $0.00
          Excess Servicing                                                                $744,110.38

Excess Servicing (Previous Period)                                                      $1,073,415.71

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                                                $0.0
Draw Amount                                                                                      $0.0

VW CREDIT, INC. -- SERVICER                                             Page 2
12-Nov-98

                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                              Summary
                                                              -------

                        Collections                              Accrual               Distribution
                     -------------------                  -----------------------  ---------------------
From:                         15-Oct-98
To:                           15-Nov-98
Days:                                31

     LIBOR Rate              5.4085900%
     (1 month)

Series #                         1        Active
VCI Rating:                     N/A

                                        TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                        --------------------------------------------------

                           Series                                         Excess      Required         Required        Outstanding
Series      Series       Allocation       Invested        Subordinated    Funded   Participation    Participation      Certificate
Number       Name        Percentage        Amount            Amount       Amount     Percentage         Amount           Balance
------      ------       ----------       --------        ------------    ------   -------------    -------------      -----------
            Trust                     $375,000,000.00   $64,895,745.30    $0.00         N/A         $15,000,000.00
        1 Series 1996-1   100.00%     $375,000,000.00   $64,895,745.30    $0.00        4.00%        $15,000,000.00   $375,000,000.00

VW CREDIT, INC. -- SERVICER                                             Page 3
12-Nov-98

                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                       SERVICING CERTIFICATE
                                                       ---------------------

INITIAL AMOUNTS
---------------
Initial Invested Amount                        $375,000,000.00
Invested Amount                                $375,000,000.00
Controlled Accumulation Amount                           $0.00
Required Subordinated Amount                    $64,895,745.30
Annualized Servicing Fee Rate                            1.00%
First Controlled Accumulation Date            TO BE DETERMINED
Accumulation Period Length (months)                        N/A
Expected Final Payment Date                                N/A
Initial Settlement Date                              28-Mar-96
Required Participation Percentage                        4.00%
Subordinated Percentage                                 14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                 Required              Excess
                                              Series 1996-1              Invested               Subordinated           Funding
Principal Receivables                             Total                   Amount                   Amount              Amount
---------------------                         -------------              --------               ------------           -------
Series Allocation Percentage                   100.00%
Beginning Balance                              $375,000,000.00        $370,679,848.79          $64,895,745.30                  $0.00
  Floating Allocation Percentage                        76.86%                 80.06%
  Fixed Allocation Percentage                              N/A

Principal Collections                          $292,828,713.17        $292,828,713.17                    N.A.             N.A.
New Principal Receivables                      $308,377,900.59        $308,377,900.59                    N.A.             N.A.
Principal Default Amounts                                $0.00                  $0.00                    N.A.             N.A.
Receivables Added for Additional Accounts                $0.00                  $0.00                    N.A.             N.A.
Controlled Deposit Amount                                $0.00                    N/A                    N.A.             N.A.
Principal Allocation Percentage
"Pool Factor"                                    100.00000000%

Ending Balance                                 $375,000,000.00        $375,000,000.00          $64,895,745.30                  $0.00
  Floating Allocation Percentage                        78.37%                 78.37%

Non-Principal Receivables
-------------------------
Interest Collections                             $2,912,807.05
Recoveries on Receivables Written Off                    $0.00
Investment Income                                        $0.00

EXCESS SPREAD CALCULATION
-------------------------
Weighted Average Rate Charged to Dealers                 8.41%
LIBOR                                                    5.41%
Certificate Rate (LIBOR+16 b.p.)                         5.57%
Servicing Fee Rate                                       1.00%
Investor Net Losses                                      0.00%
                                                 -------------
Excess Spread                                            1.84%


VW CREDIT, INC. -- SERVICER                                              Page 4
12-Nov-98

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


Subordinated Amount & Reserve Fund                Current            Previous
----------------------------------                -------            --------
Available Subordination Amount (Previous)      $99,624,501.77     $98,892,898.86
  Required Subordination Draw Amount                    $0.00              $0.00
  Reserve Fund Funds to Inv. Default Amount             $0.00              $0.00
  Excess Servicing (Previous Period)            $1,073,415.71        $731,602.31
                                              ---------------    ---------------
(a) Available Subordinated Amount?            $100,697,917.48     $99,624,501.77

(b) Available Subordinated Amount?             $53,571,428.57     $52,954,254.11

Available Subordinated Amount                  $64,895,745.30    $101,345,039.13

Incremental Subordinated Amount                $11,324,316.73     $24,515,296.57
  Overconcentration Amount                     $12,644,281.11     $26,792,008.46

Beginning Reserve Fund Balance                  $1,875,000.00      $1,875,000.00
Reserve Fund Required Balance                   $1,875,000.00      $1,875,000.00
Reserve Fund Draw                                       $0.00              $0.00
Reserve Fund Required Deposit                           $0.00              $0.00
Reserve Fund Deposit Amount                             $0.00              $0.00
Reserve Fund Release                                    $0.00              $0.00
Ending Reserve Fund Balance                     $1,875,000.00      $1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                  $3,638,076.14      $4,136,277.42
  Certificateholder Interest Collections        $2,912,807.05      $3,179,140.59
  Subordinate Interest Collections                $509,951.61        $656,764.33
Investment Income                                       $0.00              $0.00
Reserve Fund Balance                            $1,875,000.00      $1,875,000.00
                                              ---------------    ---------------
Total Interest Available                        $5,297,758.65      $5,710,904.92

Interest Shortfall                                      $0.00              $0.00
Additional Interest                                     $0.00              $0.00
Carry-over Amount                                       $0.00              $0.00
Carry-over Shortfall                                    $0.00              $0.00
Additional Carry-over Shortfall                         $0.00              $0.00

Monthly Servicing Fee                             $392,292.66        $396,198.76
Investor Monthly Servicing Fee                    $312,500.00        $308,899.87